Exhibit 4.7
                           TRI PARTY AGREEMENT

     TRI PARTY AGREEMENT (this "Instrument"), dated as of August 23,1994 (the "Effective Date"), by and among Caterpillar Financial Services Corporation, a Delaware corporation (the "Issuer"), BankAmerica National Trust Company, a national banking association (the "Successor Trustee"), and Morgan Guaranty Trust Company of New York, a New York banking corporation (the " Resigning Trustee").

     Terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture dated as of April 15, 1985, as supplemented by the First Supplemental Indenture, dated as of May 22, 1986, the Second Supplemental Indenture, dated as of March 15, 1987, the Third Supplemental Indenture, dated as of October 2, 1989, and the Fourth Supplemental Indenture, dated as of October 1, 1990 (the "Indenture"), between the Issuer and the Resigning Trustee

                               WITNESSETH:

      WHEREAS, the Issuer and the Resigning Trustee entered into the Indenture to provide for the issuance by the Issuer of Medium
Term Notes in the original aggregate principal amount of $100,000,000 (the "Securities");

      WHEREAS, the Issuer and the Resigning Trustee entered into a Determination Agency Agreement, dated as of August 27, 1993 (the "Determination Agency Agreement");

      WHEREAS, the Issuer and the Resigning Trustee entered into an Issuing and Calculation Agent Agreement, dated, as of October
29,1990 (the "Issuing and Calculation Agent Agreement");

      WHEREAS, the Issuer and the Resigning Trustee entered into an Exchange Rate Agency Agreement, dated as of October 29, 1990 (the
"Exchange Rate Agency Agreement");

     WHEREAS, the Resigning Trustee has been acting as trustee under the Indenture and in certain agency capacities pursuant to the Determination Agency Agreement, Issuing and Calculation Agent Agreement and Exchange Rate Agency Agreement (together, the "Agency Agreements");

      WHEREAS, the Resigning Trustee wishes to resign as trustee, in accordance with the terms of the Indenture, and as agent in accordance with the terms of the Agency Agreements effective upon execution of this Instrument by all the parties hereto;

     WHEREAS, Section 610 of the Indenture provides that the Trustee may resign and be discharged of the trust created by the Indenture by giving written notice thereof to the Issuer;



     WHEREAS, Section 7 of the Determination Agency Agreement,
Section 11 of the Issuing and Calculation Agent Agreement and
Section 6 of the Exchange Rate Agency Agreement provide, respectively, for the resignation of the agent thereunder upon the giving of written notice thereof to the Issuer.

     WHEREAS, the Resigning Trustee hereby gives notice to the Issuer of its resignation as trustee under the Indenture and agent under the Agency Agreements to become effective upon the acceptance of appointment by a successor trustee and successor agent;

      WHEREAS, Section 610 of the Indenture further provides that in case the Trustee shall resign, the Issuer shall appoint a successor trustee and the successor trustee shall be eligible under the provisions of Section 611 of the Indenture;

   WHEREAS, Section 611 of the Indenture, Section 7 of the Determination Agency Agreement, Section 11 of the Issuing and Calculation Agent Agreement and Section 6 of the Exchange Rate Agency Agreement provide that any successor trustee or successor agent appointed under the Indenture or the Agency Agreements, as the case may be, shall execute, acknowledge and deliver to the Issuer and to the Resigning Trustee an instrument accepting such appointment, and thereupon the resignation of the Resigning Trustee shall become effective and the Successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, trusts, duties and responsibilities of the Resigning Trustee under the Indenture and the Agency Agreements; and

   WHEREAS, this Instrument is intended to constitute such instrument:

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Issuer, the Resigning Trustee and the Successor Trustee hereby severally covenant and agree as follows:

THE RESIGNING TRUSTEE

     1. Effective as of the close of business on the Effective Date, the Resigning Trustee hereby assigns, transfers and delivers to Successor Trustee all of its rights, powers, trusts and duties in and to the trust under the Indenture and all of the rights, powers, trusts and duties which the Resigning Trustee now holds by virtue of the Indenture and pays over to Successor Trustee any and all property and moneys held by the Resigning Trustee, as trustee.

     2. Effective as of the close of business on the Effective
Date, the Resigning Trustee hereby resigns as agent under the Agency Agreements and herewith delivers unto the Successor Trustee all of the relevant records or documents maintained by the Resigning Trustee thereunder.

     3. The Resigning Trustee agrees to execute and deliver such further instruments and shall take such further actions as the Successor Trustee or the Issuer, may reasonably request and at their expense, so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties under the Indenture hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

     4. The Resigning Trustee agrees to execute and deliver such further instruments and shall take such further actions as the Successor Trustee or the Issuer may reasonably request, at their expense, as to more fully effectuate the assumption by the Successor Trustee of its duties and obligations under the Agency Agreements.

     5. The Resigning Trustee hereby represents and warrants to the Successor Trustee (i) no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under the Indenture has been intentionally waived by the Resigning Trustee or has been waived in writing delivered to the Resigning Trustee by the holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver and (ii) there is no action, suit or proceeding pending or, to the best of the knowledge of any officer of the Resigning Trustee assigned to administer its duties under the Indenture, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee under the Indenture.

THE                              ISSUER

     1. Effective as of the close of business on the Effective Date, the Issuer hereby accepts the resignation of the Resigning Trustee and appoints the Successor Trustee as successor in trust under the Indenture and as successor agent under the Agency Agreements and assigns, transfers and delivers to the Successor Trustee all of the rights, titles, interests, capacities, privileges, duties and responsibilities of the trustee and agent under the Indenture and Agency Agreements.

    2. As of the close of business on the Effective Date, the Issuer hereby restates and reaffirms to the Successor Trustee each of the representations and warranties made by the Issuer under the Indenture and Agency Agreements.

     3. The Issuer hereby accepts the resignation of the Resigning Trustee and effective at the close of business on the Effective Date, the Issuer hereby appoints the Successor Trustee as agent of the Issuer in the Borough of Manhattan, the City of New York, State of New York, where notices and demands to or upon the Issuer in respect of the Securities or the Indenture may be served, or the Securities may be presented or surrendered for payment; and where the Securities may be surrendered for exchange or registration of transfer.

     4. The Issuer hereby represents and warrants that no Event of Default, or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing under the Indenture.

    5. The Issuer agrees to execute and deliver such further instruments and to take such further action as the Successor Trustee may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, titles, interests, capacities, privileges, duties and responsibilities hereby assigned, transferred, delivered and confirmed to the Successor Trustee under the Indenture and Agency Agreements including, without limitation, providing notice to, and obtaining the consent of, the appropriate parties.

THE                         SUCCESSOR TRUSTEE

     1. Effective as of the close of business on the Effective Date, the Successor Trustee hereby accepts its appointment as successor trustee under the Indenture and shall be vested with all the rights, titles, interests, capacities, privileges, duties and responsibilities of the trustee under the Indenture.

     2. Effective as of the close of business on the Effective Date, the Successor Trustee hereby accepts its appointment as successor agent under the Agency Agreements and shall assume all of the duties and obligations of agent under the Agency Agreements.

    3. The Successor Trustee hereby represents that it is a national banking association and is authorized to exercise corporate trust powers, has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by Federal or State authority, has its principal office in the Borough of Manhattan, New York, New York and is qualified and eligible under the provisions of Section 611 of the Indenture to be appointed successor trustee and under the provisions of the Agency Agreements to be appointed successor agent and hereby accepts the appointment as successor trustee and successor agent and agrees that upon the signing of this Instrument it shall become vested, on the Effective Date, with all the rights, titles, interests, capacities, privileges, duties and responsibilities of the Resigning Trustee, as trustee and agent, including all rights, titles, interests, capacities, privileges, duties and responsibilities with respect to all series of the Securities with like effect as if originally named as trustee and agent under the Indenture and Agency Agreements.

MISC                            ELLANEOUS

     1. The parties hereto agree that as of the close of business on the Effective Date, all references to Morgan Guaranty Trust Company of New York, as trustee or agent in the Indenture or Agency Agreements, shall be deemed to refer to the Successor Trustee. After the Effective Date, all notices or payments which were required by the terms of the Indenture and the Agency Agreements to be given or paid to the Resigning Trustee, as trustee and agent, shall be given or paid to:

Bank                 America National Trust Company
Dome               stic Corporate Trust Administration
One                        World Trade Center
                  New York. New York 10048-1191

     2. The resignation, appointment and acceptance effected hereby shall become effective as of the close of business on the Effective Date.

    3. This Instrument shall be governed by and construed in accordance with the law governing the Indenture.

   4. This Instrument may be executed in any number of counterparts, each of which shall be an original, but which counterparts shall together constitute but one and the same instrument.

     5. Each of the parties hereto hereby represents and warrants for itself that as of the date hereof, and the Effective Date:

    a. it has the power and authority to execute and deliver this Instrument and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part;

    b. this Instrument has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms, except as the enforceability of this Instrument may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor's rights or by general principles of equity limiting the availability of equitable remedies.

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed, accepted, acknowledged and attested by their duly authorized officers, all as of the date and year first above written.














                         Caterpillar Financial Services Corporation
                            as Issuer


Attest:                  By:______________________________________


_______________________  Title:
[Seal]



                          BankAmerica National Trust Company
                            as Successor Trustee


Attest:                   By:___________________________________


_______________________    Title:________________________________
[Seal]


                           Morgan Guaranty Trust Company
                             of New York
                               as Resigning Trustee



Attest:                    By:___________________________________

_________________________  Title:________________________________






















                         Caterpillar Financial Services Corporation
                            as Issuer


Attest:                  By:    \s\ James S. Beard


\s\ Nancy L. Snowden    Title:      President
[Seal]



                          BankAmerica National Trust Company
                            as Successor Trustee


Attest:                   By:      \s\ Mary Fonti


\s\ Janey LaGermine        Title:     Trust Officer
[Seal]


                           Morgan Guaranty Trust Company
                             of New York
                               as Resigning Trustee


Attest:                    By:   \s\ David K. Leverich

\s\ Diana M. Hies         Title:      Vice President